EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
W-H ENERGY SERVICES, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q for the period ended March 31, 2008 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kenneth T. White, Jr., the Chief Executive Officer of W-H Energy Services, Inc. (the “Company”), hereby certify, to my knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Kenneth T. White, Jr.
Name:     Kenneth T. White, Jr.

Date: May 8, 2008

This certification is furnished solely to comply with the requirements of Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. section 1350, is subject to the knowledge standard contained therein and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.